As filed with the Securities and Exchange Commission on May 4, 2006. SEC File No. 333-131965

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                FORM SB-2/A2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TYPHOON TUNES INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Nevada                  7389		    20-3387991
  ---------------------------  ---------------     -------------
(State or other jurisdiction (Primary Standard   (IRS Employer
    of incorporation or          Industrial      Identification No.)
      organization)            Classification
                                Code Number)

                           Typhoon Tunes Inc.
                    711 S. Carson Street, Suite #4
                        Carson City, NV, 89701
                        Telephone: 775-881-3326
   ----------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                The Law Office of Michael Kessler Esq.
                 3436 American River Drive, Suite 11
                        Sacramento, CA  95864
            Phone: (916) 239-4000	Fax:  (916) 239-4008
  --------------------------------------------------------------------
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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                     CALCULATION OF REGISTRATION FEE
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Title of 	         Number         Proposed     Proposed
each Class           of             Offering     Maximum    Amount of
of Securities 	   Shares         Price        Aggregate Registration
to be        	   to be          per Share    Offering    Fee (1)
Registered(2)(3)     Registered(4)               Amount
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
Units, consisting
of one share of
Common Stock, par
value $.001, and
one Warrant to
purchase one share
of Common Stock    10,000,000     $ .025      $ 250,000      $   26.75

Common Stock
included in the
Units              10,000,000     $    -      $       -      $       -

Warrants included
in the Units       10,000,000	  $    -      $       -	     $       -

Common Stock
Underlying the
Warrants	  10,000,000      $  .10      $1,000,000     $  107.00
-----------------------------------------------------------------------
Total Amount of
Registration Fee	                                     $  133.75
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
(1) Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) of the Act, and computed pursuant to Rule 457(a) promulgated under the Act. The registration fee has been paid via Fedwire in connection with this registration.

(2) We intend to offer, on a best efforts basis, 10,000,000 Units of our common stock (the "Shares"). One Unit consists of one share of common stock and one common stock purchase warrant (the "Warrants"). We do not intend to engage the services of an underwriter to sell the Units.

(3) This is an initial offering and no current trading market exists for our common stock.

(4) The Units will be offered at a fixed price of $.025 per Unit. The Warrants will be exercisable for a period of two years from the effective date of this offering for a fixed price of $.10 per Warrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES
THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

                              PROSPECTUS

                          TYPHOON TUNES INC.
             -------------------------------------------------
                10,000,000 Units, consisting of 10,000,000
              shares of common stock and 10,000,000 Warrants
                             $.025 Per Unit
             -------------------------------------------------

This is the initial offering of common stock of Typhoon Tunes Inc. and no public market currently exists for our common stock. Typhoon Tunes Inc. is offering for sale a total of 10,000,000 Units of common stock, on a "self-underwritten" basis, which means our officers and directors will attempt to sell the Units. The Units will be offered at a fixed price of $.025 per Unit for a period of 180 days from the date of this prospectus. Each Unit consists of one share of common stock (the "Shares") and one common stock purchase warrant (the "Warrants"). Each Warrant will entitle the holder to purchase one additional share of common stock at a price of $.10 per share for a period of two (2) years from the effective date of this offering. There is no required minimum number of Units to be purchased by any inndividual purchaser. This is an "all-or-nothing" offering, which means that we will have to sell all of the Units before we can use any of the proceeds. Since our funds are limited and we don't believe we could afford to engage the services of an escrow agent, all funds will be held in a standard bank checking account, rather than in an escrow account, until all funds are received, at which time the funds will be released to us for use as set forth in the Use of Proceeds section herein. In the event we do not sell all of the Units and raise all of the proceeds before the expiration date of the offering, all funds raised will be returned promptly to subscribers, without deductions or interest. The
Units will be offered on our behalf by James Shepard, our sole officer and director, who will receive no commissions or proceeds therefor.

Typhoon Tunes Inc. is a development stage, start up company and any investment in the Units offered herein involves a high degree of risk. You should only purchase Units if you can afford a complete loss of your investment. While we intend to seek to engage the services of a market maker to apply for quotation on the Over-the-Counter Bulletin Board on our behalf following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. The
Shares and Warrants will be immediately detachable and separately eligible for trading if and when a public market is ever developed for our securities.

 We were formed to pursue our concept of making the worldwide inventory of online music available to customers in a friendly and accessible fashion through retail mall kiosks and other point-of-purchase locations, including on the world wide web at typhoonmusic.net. Initially, we intend to direct our customers to online music suppliers and be, in essence, a "gateway" or "portal" to their music content websites. As we expand and funds allow, we plan to offer "music on demand" to the public in what we believe to be a new format. We plan to purchase music (individual songs or pieces) from a wide variety of sources on the Internet, download them to our server and then invite customers to purchase their preferences through a website we intend to develop with the proceeds of this offering. The chosen music can then be either burned on a CD or downloaded onto a personal, portable music device in the order chosen by the customer. At such will be subject to all the risks related to government regulation, content, copyright and intellectual property rights and are continuing to assess those risks. We have not yetcompleted our evaluation of the costs to expand our services to "music on demand" and may not be able to afford to comply with the legal requirements when we are financially able to do so.


BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND,
PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

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                                 Public     Underwriting   Proceeds to Us
                                 Offering   or Sales       After Completion
                                 Price      Commissions    of the Offering
                                 Per Unit                  (1)
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
Common Stock -
Aggregate Offering     	         $ .025        $  0        $   250,000
Common Stock underlying	         $ .10         $  0             (2)
Common Stock Purchase Warrants
---------------------------------------------------------------------------

(1) The proceeds to us are shown before deduction for legal, accounting, printing, and other expenses, estimated at $10,000.

(2) The potential offering proceeds we may receive if and when the Warrants are exercised is not included, as the exercise of any or all of the Warrants is very speculative. There can be no guarantee that any or all of the Warrants will ever be exercised or that we will ever receive any proceeds therefrom.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.







               Subject to Completion, May 3, 2006.

                            TABLE OF CONTENTS

                                                             Page  No.
SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . .  . . . . . .6
RISK FACTORS . . . . . . . . . . . . . . . . . . . . .  . . . . . .8
RISKS ASSOCIATED WITH OUR COMPANY. . . . . . . . . . .. . . . . . .8
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . .. . . . . . 14
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . .  . . . . . .16
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . .  . . . . . .17
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . .  . . . . . .17
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . .  . . . . . .18
     Terms of the Offering . . . . . . . . . . . . . .  . . . . . .19
     Procedure for Subscribing . . . . . . . . . . . .  . . . . . .19
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . .. . . . . . 20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . . 21
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . .  . . .22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . 22
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .. . .23
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .. . .24
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . .  24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS. . . . . . .  . . . . . . . . 33
     Proposed Milestones to Implement Business Operations . . . . .34
DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . 36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . 37
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . 37
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . . 39
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . .. . . . . 40
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . 40



                  (OUTSIDE BACK COVER OF PROSPECTUS)


                DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days after the registration date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       TYPHOON TUNES INC.

                        SUMMARY OF PROSPECTUS
                        =====================

To obtain full and complete information about our company, it is important to read the following summary, together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," and "Typhoon Tunes", "TyTunes" or "the Company" are to Typhoon Tunes Inc.

General Information about Our Company
-------------------------------------
Typhoon Tunes Inc. was incorporated in the State of Nevada on August 30, 2005. We were formed to pursue our concept of making the worldwide inventory of online music available to customers in a friendly and accessible fashion through retail mall kiosks and other point-of-purchase locations, including on the world wide web at typhoonmusic.net. We currently have no patents on our programs and no patents pending. Our only asset as of the date of the filing of this prospectus is our cash in the bank of approximately $8,677, the balance of cash generated from the issuance of shares to our founders. We have an accumulated deficit of $6,955 since inception. We have not generated any revenues to date; and we have been issued a "substantial doubt" going concern opinion from our auditors.

We intend to develop a series of music kiosks to be placed in areas of high pedestrian traffic for download assistance and retail distribution of music. At these sites, the public will be able to choose music of their choice either for download onto their personal storage device or for burning onto a CD. Initially, we intend to direct our customers to online music suppliers and be, in essence, a gateway or portal to their music content websites. As a result, the type and amount of music available to our customers will be virtually unlimited or limited only by the number of suppliers we use. Our management intends to closely monitor trade publications, like "Billboard" magazine, and other media to stay abreast of emerging trends in the music industry. Our customers will be required to log into music provider websites, create an account using their own credit cards and agree to the intellectual property and copyright laws posted by each provider. We will merely be assisting our customers with this process and directing them to the websites, thereby eliminating any intellectual property or copyright infringement liability on our part. Our goal is to assist customers who want to download their music choices from the internet to their personal players, but are either not computer savvy or do not want or have the time to search for their music choices.

As we expand and funds allow, we plan to offer "music on demand" to the public in what we believe to be a new format. We plan to purchase music (individual songs or pieces) from a wide variety of sources on the Internet, download them to our server and then invite customers to purchase their preferences through a website we intend to develop with the proceeds of this offering. The chosen music can then be either burned on a CD or downloaded onto a personal, portable music device in the order chosen by the customer. At that time, we will be subject to all the risks related to government regulation of download content, copyright and intellectual property rights and laws. We have not yet evaluated what all of those regulations will be or the possible costs of compliance to expand our services to "music on demand", if and when funds are available to do so.

As a result, we may not be able to afford to comply with the requirements of copyright and intellectual property laws and/or any government regulations relating to content download when we are financially able to expand our business. If we are unable to fully comply with any of these laws, rules and/or regulations, we may not be able to expand our business operations, which could severely limit revenues and any possible future value of securities you purchase in this offering.

We intend to begin our marketing efforts in kiosk outlets, strategically located in high-pedestrian traffic retail locations, such as malls and airports. Individuals will be able to come to our kiosks, listen to our musical samplings and, eventually our music offerings, make their choices and have the specific music, by a specific musician, in the specific order or mix in any manner they prefer. CDs will be labeled with itemized song titles and related information. Once our website is operational, we intend to continuously update our server library from our web sources, which will allow our customers easy access to music offerings in a flexible, cost-competitive and convenient way.

Our registered office is located at 711 South Carson Street, Suite 4, Carson City, Nevada 89701. Our director is a Canadian citizen and will work from his home and receive mail at Suite 306-1917 West 4th Avenue, Vancouver, British Columbia, Canada, V6J 1M7 until, if ever, we require a public site other than the public kiosks we expect to set up in malls, airports or other high traffic areas.

Our fiscal year end is May 31.

The Offering
------------
Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered             10,000,000 Units, consisting of one
                                     share of common stock, par
                                     value $.001, and one common stock
                                     purchase warrant to purchase one
                                     additional share of common stock at
                                     an exercise price of $.10 per Warrant

Offering Price per Unit              $.025

Offering Period                      The Units are being offered for a
                                     period not to exceed 180 days.

                                     In the event we do not sell all of the
                                     Units and raise the total offering
                                     proceeds before the expiration date,
                                     all funds raised will be returned
                                     promptly to the subscribers without
                                     deductions or interest.

Net Proceeds to Our Company          $250,000 (before offering expenses).
                                     The Warrants are exercisable for a
                                     period of up to two years from the
                                     effective date of this offering. Each
                                     Warrant entitles the holder to purchase
                                     one additional share of common stock at
                                     an exercise price of $.10 per share. If
                                     all of the warrants are exercised (of
                                     which there can be no guarantee), the
                                     additional proceeds to us would be
                                     $1,000,000.

Use of Proceeds                      We intend to use the proceeds to pay for
                                     offering expenses and to implement and
                                     expand our business operations.
Number of Shares
Outstanding Before
the Offering:                        9,000,000

Number of Shares
Outstanding
After the Offering:                  19,000,000

Number of Shares of Common Stock
Outstanding After the Offering
Assuming Exercise of All Warrants
(of which there is no guarantee)     29,000,000

The Units will be sold without the services of an underwriter, on an "all-or-nothing" basis by our sole director, James Shepard. By this, we mean that if Mr. Shepard is unable to sell all of the Units within 180 days of the effective date of this offering, all of the money collected from subscribers will be returned, without penalty and/or interest. Mr. Shepard will attempt to sell the shares to friends, family members and acquaintances and will receive no compensation for his efforts. Mr. Shepard, our sole officer, director and principal shareholder will not purchase any Units in this offering.

                            RISK  FACTORS
                            =============
An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our Company contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase Units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
==================================

1. We are a development stage company, have generated no revenues and lack an operating history. An investment in the Units offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.
-------------------------------------------------------------------------
Typhoon Tunes Inc. was incorporated in August 2005; we have just completed our research and initial business plan; have not yet realized any revenues; and have an accumulated deficit since inception of $6,955. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive music industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain customers for our concept, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any Units you purchase in this offering.

2. We are totally dependent on the proceeds from this offering to implement our proposed business plans and do not have any other sources of funding, which could severely limit any possible revenues and result in a failure of our business and a total loss of any investment you make in our Company.
--------------------------------------------------------------------------
We are planning to use the proceeds of this offering to initiate the first stages of our business plan. Assuming we will sell all of the Units and close this offering, we will receive the total proceeds of $250,000, less offering expenses of approximately $10,000, leaving us with a total of $240,000, which we expect to spend to purchase rights to music and implement our business plans. The initial development will consist of developing advertising materials (website, graphics for kiosk, promotion), the physical kiosk for a storefront presence and partnering contracts. In the first year of our operation, we believe we will have funds sufficient to initially develop at least one kiosk for placement in a mall or other high pedestrian traffic site; however, there is no guarantee that we will be able to generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase Units in this offering and we are not successful in our proposed business plans. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

3. Our success depends greatly upon the efforts of James Shepard, our sole officer and director. If we fail to retain James Shepard, it would severely negatively affect our business, operating results and financial results.
-------------------------------------------------------------------------
The development and implementation of our proposed business is solely dependent on the efforts of our President, James Shepard. Mr. Shepard is not and will not be compensated for his services and the success of our business depends upon our ability to retain him. We have not entered into a management agreement with Mr. Shepard and the loss of his services could have a negative impact on our business operations, operating results and possible revenues.
If we were to lose the services of Mr. Shepard or are unable to hire and train competent employees, as and when needed, implementation of our proposed business operations could be delayed or worse, fail, and you could risk a total loss of any investment you make in the securities offered herein.

4. If we are successful in moving forward in our business plan, we will need to hire additional employees to work in the kiosks. If knowledgeable and customer-service oriented employees are not available to us, as and when needed, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.
---------------------------------------------------------------------------
We have no employees at this time. When we are ready to expand beyond an initial kiosk, our success will depend in large part upon our ability to attract, develop, motivate and retain customer service oriented employees, who are knowledgeable both about music and about the required technical aspects of our business - burning CDs, obtaining music legally from the Internet, etc. Competition for qualified personnel in this industry is high and we may not be able to hire or retain qualified personnel, if and when needed. As a result, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.

5. Our sole officer and director has conflicts of interest for his time in that he has other activities that will prevent him from devoting full time to our operations, which may slow our operations and possibly reduce our financial results.
---------------------------------------------------------------------------
James Shepard, our sole officer and director, has conflicts of interest for his time in that he has other activities that will prevent him from devoting full time to our operations. Mr. Shepard is a conference producer and takes on various conferences as opportunities present themselves. His available time to devote to our business operations may therefore, be sporadic. In general, he intends to devote approximately 20 hours per week to our business; however, when he is working on other business matters, he may not be able to devote the full 20 hours to our business, which may delay or limit our implementation of our business plans. When and if we have a kiosk operational, it will be manned with an assistant or employee who may have periods of low supervision when or if Mr. Shepard is involved in a conference not related to our business, but until such time as the first kiosk is opened, Mr. Shepard will be the only employee devoting time to our business. The limited number of hours Mr. Shepard will have to devote to our business activities may negatively affect our operations and reduce or limit our potential revenues and financial results, which could result in a loss of your investment.

 6. The music distribution industry is highly competitive and we may be unable to successfully compete and generate revenues, which could result in a total loss of your investment.
------------------------------------------------------------------------
The music industry is highly competitive with respect to price and quality in both legal and illegal sales of music. As a result, there is a high failure rate in the industry. Our proposed services will face significant competition not only from other well-established online music providers, but from the free peer-to-peer services, such as Sharman Network Inc.'s KaZaA, StreamCast Networks, Inc.'s Morpheus, and a variety of other similar services that allow computer users to connect with each other and to copy many types of program files, including music and other media, from one another's hard drives, all without securing licenses from content providers. While the U.S. Supreme Court's July 2005 ruling in the peer-to-peer piracy case MGM Studios, Inc. v. Grokster, Ltd., may mean that peer-to-peer networks that do not filter for unlicensed content available over their networks could be liable for damages for copyright infringement, enforcement efforts against peer-to-peer networks have not effectively shut down all of these services to date, and there can be no assurance that these services will ever be shut down. The ongoing presence of these

"free" services substantially impairs the marketability of legitimate services, regardless of the ultimate resolution of their legal status.

Because digital recorded music formats, such as MP3, do not always contain mechanisms for tracking the source or ownership of digital recordings, users are able to download and distribute unauthorized or "pirated" copies of copyrighted recorded music over the Internet. This piracy is a significant concern to record companies and artists, and is a primary reason many record companies and artists are reluctant to digitally deliver their recorded music over the Internet. As long as pirated recordings are available, many consumers will choose free pirated recordings rather than paying for legitimate recordings. Continued illegal content downloading and sharing may slow growth in the market for paid digital music downloads, which could harm our results of operations and future business operations.

7. We will be required to continuously update our software and upgrade our software and hardware in order to successfully compete in the ever changing industry to accommodate new personal media players and devices.
-----------------------------------------------------------------------
We will be required to constantly update our software and adapt new drivers as new devices come on the market. If we are unable to successfully interface with our customers' portable music devices with the software we currently are developing, we could be forced to expend significant, unexpected time and funds on further research and development for compatible software. There can be no assurance that our proposed delivery system will allow us to successfully develop our business. The current delivery system we are developing will allow customers to download music they purchase onto their own personal, portable music devices, e.g., iPod, computer, CDs, DVDs, as well as other new devices which may currently be in production. Each of these devices requires different software in order to download music in various file formats. As we expect our customers to equally use all of these methods, we intend to develop our initial software to focus on the most current music digital music devices. Each of our kiosks will be running a computer with Windows XP loaded with the appropriate driver interfaces for as many currently manufactured models as possible. There is no guarantee that we will be able to afford to continue to upgrade our software and/or hardware as required, as and when new devices are introduced. Any such failure would result in a loss of customers and could harm our results of operations and business.

8. The music industry is generally affected by changes in consumer preferences and national, regional and local economic conditions, as well as demographic trends. If we are unable to successfully launch our business line and generate revenues, you could lose any investment you make in our securities.
---------------------------------------------------------------------------
Music preferences are constantly changing in consumer preferences nationally, regionally and locally, as well as by age group. In order to become successful and, thus, profitable, we must be able to continue to keep up with the latest trends and musical preferences of all age groups who could become our customers. If we are unable to successfully obtain rights to all the many different types of music available, we could suffer a loss of customers and possible revenues.

 9. Our proposed expansion into the "music-on-demand" industry will subject our operations to all regulations associated with the download and distribution of copyrighted materials and intellectual property. If we are unable to comply with any of these laws, rules and regulations, we may not be able to expand our operations to include "music-on-demand" services, which would severely limit our business operations and any possible revenues.
-------------------------------------------------------------------------
Our proposed "music-on-demand" operations will be subject to rapidly changing laws and regulations, which include data privacy laws, content regulation and sales and use taxes. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our proposed expansion into the "music-on-demand" business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm our operations and force us to change our currently proposed business operations.

Although there are few laws and regulations directly applicable to the Internet, proposed laws and regulations could be adopted in the future covering issues such as music licensing, license fees, copyrights, privacy, pricing, sales taxes and characteristics and quality of Internet services. The adoption of restrictive laws or regulations could slow Internet usage or expose us to significant liabilities associated with content available on our proposed website. The application of existing laws and regulations governing Internet issues such as property ownership, libel and personal privacy are also subject to substantial uncertainty. There can be no assurance that current or new government laws and regulations, or the application of existing laws and regulations (including laws and regulations governing issues such as property ownership, content, taxation, defamation and personal injury), will not expose us to significant liabilities, significantly slow Internet growth or otherwise cause a material adverse effect on our proposed business operations, results of operations or financial condition.

10. Our proposed expansion into the "music-on-demand" industry will subject our operations to potential liability for negligence and/or infringement of copyright and intellectual property laws, as well as government regulations.
---------------------------------------------------------------------------
If and when we expand our business operations to include "music-on-demand" services, as a distributor of Internet content, we will face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims, based on the nature and content of the materials that we download. Such claims have been brought, and sometimes successfully pressed, against Internet content distributors. In addition, we could be exposed to liability with respect to the content or unauthorized duplication or broadcast of content downloaded from our website. We could also be exposed to liability for third party content posted by our customers in chat rooms or bulletin boards offered on our website. It is also possible that if any information provided on our website contains errors or false or misleading information, third parties could make claims against us for losses incurred in reliance on such information. In addition, the provision of such information may be illegal in some jurisdictions. In the future our website may contain a significant number of links to other websites. As a result, we may be subject to claims alleging that, by directly or indirectly providing links to other websites, we are liable for copyright or trademark infringement or the wrongful actions of third parties through their respective websites. Although we will maintain general liability insurance, such insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

In addition and in our initial business plan, although we will require our customers to indemnify us for such liability when they log into music websites to download their music, such indemnification may be inadequate. Any violation of a copyright or intellectual property law, or government regulation by the customer, may also be imposed on indirectly on us. Any such imposition of a liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification by a content provider could have a material adverse effect on our business, results of operations and financial condition.

Liability or alleged liability could harm our business by damaging our reputation, requiring us to incur expensive legal costs in defense, exposing us to awards of damages and costs and diverting management's attention away from our business operations. Any such liability or violation could severely impact our proposed business operations and/or proposed revenues.

We have not yet fully examined or done any legal investigation of the copyright or intellectual property laws that will apply to our proposed plan of operation to expand into the music-on-demand business and may not have sufficient funding to do so if and when we are financially able to expand. As a result, we may never be able to expand our operations to music on demand, which would severely limit our possible revenues and business operations.

11. Customers may choose to download their own music directly from the Internet and avoid using our services.
----------------------------------------------------------------------
Once customers have our services to assist them with the download of their music choices, they may become more comfortable with the Internet or more familiar and at ease with the download process and may choose to go directly to the music-on-demand website providers, rather than using our services, which would impact our possible revenues.

12. We do not currently have any patent or trademark protection for our concept and business plan and there is no guarantee that someone else will not duplicate our ideas and bring them to market before we do or make a better product, either of which could severely limit our proposed sales and revenues.
---------------------------------------------------------------------------
We have searched the Internet and trade manuals and believe our distribution system will be unique; however, we have no patents or trademarks for our designs or brand name. As business is established and operations expand, we may seek such protection; however, we currently have no specific plans to do so. We believe we can obtain trademark protection for our brand name, logo and advertising materials once they have been designed, but we do not believe we will be able to copyright our distribution system since the music distribution concept is already available on the Internet. Even if we do trademark or copyright our materials, it may not prevent unauthorized persons from copying aspects of our business or brand. There is no assurance a third party will not choose to copy or duplicate our proprietary information and/or brand name. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business.

We are unaware of any infringement upon our proprietary rights and/or brand name and have not been notified by any third party that we are infringing upon anyone else's proprietary rights; however, any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

13. The offering price of the Units have been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.
-------------------------------------------------------------------------
We have arbitrarily determined the offering price of the Units. In determining the number of Units and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

RISKS ASSOCIATED WITH THIS OFFERING:
===================================
14. Buying low-priced penny stock is very risky and speculative.
---------------------------------------------------------------
The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

15. Due to the lack of a trading market for our securities, you may have difficulty selling any Units you purchase in this offering.
-----------------------------------------------------------------------
There is presently no demand for our common stock, as our securities are not listed for trading on any public market. While we intend to seek to engage the services of a market maker to apply for quotation on the Over-the-Counter Bulletin Board on our behalf following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. If no market is ever developed for our common stock, it will be difficult for you to sell any shares underlying the Units you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares of common stock without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

16. You will incur immediate and substantial dilution of the price you pay for your shares.
--------------------------------------------------------------------------
Our existing stockholder acquired his shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the Units we are offering will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $.025 you pay for them. Following completion of this offering and receipt of the net proceeds, the net tangible book value of the shares of common stock purchased in this offering will be $.0125 per share ($.0125 or 51% less than you pay for them). Purchasers of Units in this offering will contribute 100% of the total amount needed to fund our company, and will own approximately 53% of the issued and outstanding shares of our common stock and, as such, will have 53% of the voting rights of our company, giving them voting control on matters affecting our company.

17. Any future sale of stock held by our existing stockholder, who will hold 47% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.
------------------------------------------------------------------------
A total of 9,000,000 shares were issued to James Shepard, our sole officer, director and existing principal stockholder on October 31, 2005. These shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Mr. Shepard after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Shepard does not currently have any plans to sell his shares at any time after this offering is completed.

18. We are a small, development stage start-up company with only one director on our Board, which could result in a lack of independence needed on certain issues and decisions which impacting our shareholders.
-----------------------------------------------------------------------------
We are a small start-up company with only one director, James Shepard, who is also our President, CEO, Secretary, Treasurer, CFO and Principal Accounting Officer. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Mr. Shepard will own approximately 47% of our issued and outstanding common stock after completion of this offering, giving him significant control of any decisions regarding the company and/or our securities. There can be no assurance that Mr. Shepard will be completely independent in the decisions he makes as our sole director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

19. We will be holding all proceeds from this offering in a standard bank checking account until all Units are sold and there is no guarantee all of the funds will be used as outlined in this prospectus. If the proceeds are not used as proposed to successfully implement our business operations, our plans could fail and you could lose any investment you make in our Units.
----------------------------------------------------------------------
All funds received from the sale of Units in this offering will be deposited into a standard bank checking account at Banner Bank in the State of Washington, where our business operating account is, until such time as all shares are sold and the offering is closed. At that time, the proceeds will be transferred to our business operating account. Since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held. In addition, there are no mechanisms in place to insure the funds received from the sales of Units in this offering will remain segregated until all Units are sold and/or the offering is terminated. In any such instance, if all the offering proceeds aren't available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities.


                            USE OF PROCEEDS
                            ===============
We have estimated the net proceeds to us from this offering to be $240,000. We expect to disburse these proceeds in the priority set forth below, during the first 12 months after completion of this offering:

Total Proceeds                                  $250,000
Less: Estimated Offering Expenses                 10,000
                                                --------
Net Proceeds to Us:                             $240,000

Graphic Design/web developer                    $  9,500
Legal, accounting, auditing etc.                $ 25,500
Construction (kiosk)                            $ 10,000
Space rental for kiosk                          $ 71,500
Equipment                                       $ 27,500
Advertising and Marketing                       $ 47,000
Inventory (1)                                   $  7,500
Salaries and Wages                              $ 33,000
Working Capital                                 $  8,500
                                                --------
Total Use of Proceeds                           $240,000

 (1) Our inventory will consist mainly of blank CDs, CD cases, labels and miscellaneous music devices for resale.

If any or all of the Warrants are exercised during the 2-year period following completion of this offering, the proceeds from such exercise will be used to further develop our business and to expand and our number of kiosk locations and product offerings.

                   DETERMINATION OF OFFERING PRICE
                   ===============================
The offering price of the Units has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the initial public offering price of our Units, we considered the history and prospects for the industry in which we will compete, our current financial status, the ability of our management and our business potential and future earnings projections, the prevailing securities market at the time of this offering and the price paid by our founder for his shares. Accordingly, the offering price should not be considered an indication of the actual value of our securities.


              DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
              =============================================
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of common stock in the Units being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

 At February 28, 2006, the net tangible book value of our shares was ($1,376), or approximately ($.0001) per share, based upon 9,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering, other than that resulting from the sale of the Units and receipt of the net proceeds of $250,000, less offering expenses of $10,000, the net tangible book value of the 19,000,000 shares to be outstanding will be
 $238,624 or approximately $.0125 per share. The purchasers of Units in this offering will incur an immediate dilution (a reduction in net tangible book value per share from the offering price of $.025 per Share). As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.0125 per share, or approximately 50% less than the $.025 price they paid for their shares.

Assuming all of the Warrants were exercised within immediately following the offering, of which there can be no assurance, the net tangible book value of the shares held by purchasers in this offering would be approximately
 $1,238,624, or approximately $.04 per share, based on a total of 29,000,000 shares issued and outstanding.

After completion of the sale of the Units in this offering, the new shareholders will own approximately 53% of the total number of shares then outstanding, for which they will have made a cash investment of $250,000 or $.025 per Unit. Each Unit consists of one share and one Warrant. Each Warrants is exercisable within two years from the effective date of this offering and entitles the holder to purchase one additional share of our common stock at a fixed price of $.10 per share.

The following table illustrates the per share dilution to new investors and the increase in net tangible book value to our current stockholder, assuming sale of all the Units and completion of the offering.

Public Offering Price per Unit                     	$   .025
Price paid by Existing Stockholder for his Shares       $   .001
Net Tangible Book Value prior to this Offering  	$  (.0001)
Net Tangible Book Value After Offering           	$   .0125
Immediate Dilution per Share to New Investors    	$   .0125
Immediate Increase per Share to Current Stockholder     $   .0135

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering, assuming completion:


               Total Price Number of     Percent of    Consideration
               Per Share   Shares Held   Ownership     Paid
               ----------- -----------   ----------    -------------
Existing
Stockholders   $ .001      9,000,000         47%         $  9,000

Investors in
This Offering  $ .025      10,000,000        53%         $ 250,000

Assuming exercise of all Warrants within two years of completion of this offering, the percentage of shares held by investors in this offering would be further reduced by the number of Warrants exercised by the issuance of up to 10,000,000 additional shares of common stock. There can be no guarantee, however, that any or all of the warrants will ever be exercised.

                           PLAN OF DISTRIBUTION
                           ====================
This is a "self-underwritten" offering, which means the Units will be sold by James Shepard, our sole officer and director; no underwriters will be engaged to sell the Units. This Prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officer and director to sell the Units directly to the public, with no commission or other remuneration payable to him for any Units he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Units with any underwriter, broker or dealer.

James Shepard, our President, Secretary, Chief Financial Officer and sole Director will offer the shares to friends, family members and acquaintances and will receive no remuneration of any kind for his services. Mr. Shepard, our sole officer and director, will not register as a broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

   a. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

   b. Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

   c. Our sole officer and director is not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

   d. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs
      (a)(4)(i) or (a)(4)(iii).

Mr. Shepard will not purchase any Units in this offering.

Terms of the Offering
---------------------
The 10,000,000 Units will be sold at the fixed price of $.025 per Unit until the completion of this offering. Each Unit consists of one share of Common Stock (the "Shares") and one Common Stock Purchase Warrant (the "Warrants"). Each Warrant entitles the holder to purchase one additional share of common stock at a price of $.10 per share for a period of two (2) years from the effective date of this offering.

There is no minimum amount of subscription required per investor in this offering.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless the offering is completed prior to the expiration date. In the event we are unable to sell all of the Units during the 180-day offering period, we would consider the offering to be unsuccessful. Since this is an "all-or-nothing" offering, if this were to happen we would promptly refund all monies collected from investors, without deduction or interest. All investments will be final and investors may not rescind their investment once they have signed a subscription agreement and remitted their funds to purchase Units.

Deposit of the Offering Proceeds
--------------------------------
 We do not intend to deposit funds raised into an escrow account, as we feel the use of an escrow agent is an expense the company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds. In addition, Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Rather, the funds will be held in a separate bank checking account at Banner Bank, where our regular business checking account is. All monies collected for subscriptions will be deposited and held until all Units are sold and $250,000 has been received. At that time, all monies will be transferred to our business operating account for use in our business operations. In the event the total offering amount is not sold prior to the expiration date, all monies will be returned to investors, without interest or deduction.

Procedures for Subscribing
--------------------------
If you decide to subscribe for any Units in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Typhoon Tunes Inc.

Potential purchasers should note that signing subscription agreements does not relieve us of our obligations under the Securities Act or any other laws, rules or regulations.

Exercise of Warrants
--------------------
Each Unit consists of one share of common stock and one Warrant. Each Warrant will entitle the holder to purchase one additional share of common stock at a price of $.10 per share for a period of two (2) years from the effective date of this offering. We intend to enter into a Warrant Agreement with Signature Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the common stock underlying the Warrants upon surrender and payment of the exercise price to us by the holders.

Market for our Common Stock
-------------------------------
We are currently a privately-held company and there is no market for our common stock. We are filing this registration statement in an effort to become a publicly-traded company. In that regard, upon completion of the offering, we intend to engage the services of a market maker to apply on our behalf for quotation on the Over-the-Counter Bulletin Board (OTCBB). There is no assurance, however, that (1) we will be able to find a market maker willing to file an application on our behalf; (2) our application will be approved once filed; or (3) our stock will ever be listed or quoted for sale on any public market. In addition, there is no guarantee that if a trading market is developed, it will be sustained. We cannot give any assurance that the shares offered herein will ever have a market value or that you will be able to be resell any shares you purchase in this offering at or above the price you pay for them in this offering. We have not yet sought or engaged the services of a market maker and do not intend to do so unless and until we complete this offering.


                         LEGAL PROCEEDINGS
                         ==================
We are not involved in any pending legal proceeding; are unaware of any pending or threatened litigation against us; and are not we party to any bankruptcy, receivership or other similar proceeding.

We are not involved in any actions by governmental authorities, nor are we aware of any action that a governmental authority is contemplating. There are no current or pending legal proceedings or threatened litigation against our founder and sole shareholder.

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     ============================================================
Because our Company was incorporated by one person, James Shepard, we only have one director at this time. As we progress in our business plans and add directors, each of will be elected by the stockholders to a term of one year to serve until his or her successor is elected and qualified. Each of our officers will be elected by the Board of Directors to a term of one year and serve until his or her successor is duly elected and qualified, or until he or she is removed from office. Our Board of Directors, which currently consists solely of Mr. Shepard, has no nominating, auditing or compensation committees at this time.

The name, address, age and position of our sole officer and director is listed below:

Name and Address             		Age         Position(s)
-----------------            		---         -----------
James Shepard                		 41     President, CEO, Secretary,
306-1917 West 4th Ave.                 		Treasurer, CFO, Principal
Vancouver, British Columbia                  	Accounting Officer and
Canada, V6J 1M7                              	Director

The person named above has held his offices/positions since inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer and director is our only officer, director, promoter and control person.

Background Information about Our Officer and Director
-------------------------------------------------------
James Shepard has been our President, Chief Executive Officer, Secretary, Treasurer, and sole Director since inception. James Shepard devotes or will devote after this offering approximately 20 hours per week to our business. Since 1992, Mr. Shepard has been employed by JGS Events Inc., a company of which he is the owner, president and founder. With extensive experience in trade show production, he owns and has produced many shows including:

- 4th World Chinese Entrepreneurs Convention Industry & Trade Exhibition
- Aerospace North America Home Improvement Trade Show
- Alberta Heavy Construction Show
- Pacific Agriculture Show
- Aqua '92
- Pacific Rim Computer Show
- Cultus Lake Floating Boat Show
- Property Management Trade Show
- Exfor West
- Ship to Shore
- eWorld Exhibition & Conference
- Spring & Fall Home Shows
- Heavy Construction Show
- Vancouver Spring & Fall Gift Show
- Home-Based Business & Opportunities Show
- Wood Technology Show

Prior to forming JGS Events, Mr. Shepard worked with Southex Exhibitions as sales manager/show management.

James Shepard completed a Bachelor of Arts from the University of British Columbia in 1988.

                         EXECUTIVE COMPENSATION
                         ======================
Currently, our officer and director is not being compensated for his services; nor for any out-of-pocket expenses he incurs on our behalf. In the future, if we are successful in completing our offering is, he will be reimbursed for out-of-pocket expenses he incurs; however, he will not be provided any form of salary or benefits in compensation for his time. If and when we become profitable from revenues generated, we may approve payment of salaries for our officers and directors, and particularly for our management team, but currently, no such plans have been approved. We do also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, our sole officer and director is not party to any employment agreements.

------------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------
                               Annual Compensation     Long-Term Comp.
                                             Other    Awards    Payouts
Name and                                     Annual
Position(s)             Year   Salary  Bonus  Comp.
------------------------------------------------------------------------
James Shepard      	2005    None   None   None      None      None
President, CEO,         2006    None   None   None      None      None
Secretary, Treasurer,
and sole Director
------------------------------------------------------------------------

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
   ==============================================================
 The following table sets forth certain information, as of the date of this Prospectus with respect to the beneficial ownership of our issued and outstanding common stock by (i) any holder of more than five (5%) percent;
(ii) each of our named executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address          No. of      No. of          Percentage
Beneficial                Shares      Shares         of Ownership
Owner                     Before      After        Before      After
                          Offering    Offering    Offering    Offering
-----------------------   --------    ---------------------------------
James Shepard      	  9,000,000    9,000,000     100%	 47%
306-1917 West 4th Ave.
Vancouver, BC
Canada, V6J 1M7
------------------------
All Officers and
Directors as a Group      9,000,000    9,000,000     100%        47%

                      DESCRIPTION OF SECURITIES
                      =========================
Common Stock
------------
Our authorized capital stock consists of 75,000,000 shares of common stock, par value of $.001 per share. As of the date of this offering, we have a total of 9,000,000 shares of common stock issued and outstanding. The following summary discusses all of the material terms of the provisions of our common stock, as set forth in our Articles of Incorporation and Bylaws.

Holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available, when as and if declared by our Board of Directors;

2. Are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable; and

4. Are entitled to one non-cumulative vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholder.

Non-cumulative Voting
---------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 47% of our outstanding shares and the purchasers in this offering will own approximately 53% of our outstanding shares.

Cash Dividends
--------------
As of the date of this prospectus, we have not paid any cash dividends to our stockholder. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Future Sales by Existing Stockholders
-------------------------------------
A total of 9,000,000 shares have been issued to our existing stockholder, who is our sole officer and director and are, therefore, restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

We have made no arrangements that may result in a change in control of our Company.

                           INDEMNIFICATION
                           ===============
Pursuant to provisions set forth in our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged to be liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be bound and governed by the final adjudication of such issue.

                      DESCRIPTION OF OUR BUSINESS
                      ===========================
General Overview
----------------
Typhoon Tunes Inc. is a development stage company that was incorporated in the State of Nevada on August 30, 2005. We maintain our statutory registered agent's office in Carson City, Nevada. The company auditor is also in Nevada. Our bank account is with Banner Bank in Washington State. Our sole director is a Canadian citizen who will be in transit in the early stages of the company setup as he is exploring the best location to launch the initial business kiosk. We maintain a virtual office where we receive mail at 711
S. Carson St., Ste #4, Carson City, Nevada and, when he is not traveling, our company business operations are conducted from his home at 306-1917
West 4th Avenue, in Vancouver, B.C., Canada. Our President/Director will use his home office and equipment, which includes a computer, printer, telephone and fax machine until such time as we set up the initial business kiosk. The President's use of his home and office equipment is provided to us on a rent-free basis.

 We intend to develop a series of music kiosks to be placed in areas of high pedestrian traffic for download assistance and retail distribution of music. At these sites, the public will be able to choose music of their choice either for download onto their personal storage device or for burning onto a CD. Initially, we intend to direct our customers to online music suppliers and be, in essence, a gateway or portal to their music content websites. As a result, the type and amount of music available to our customers will be virtually unlimited or limited only by the number of suppliers we use. Our management intends to closely monitor trade publications, like "Billboard" magazine, and other media to stay abreast of emerging trends in the music industry. Our customers will be required to log into music provider websites, create their an account using their own credit cards and agree to the intellectual property and copyright laws posted by each provider. We will merely be assisting our customers with this process and directing them to the websites, thereby eliminating any intellectual property or copyright infringement liability on our part. Our goal is to assist customers who want to download their music choices from the internet to their personal players, but are either not computer savvy or do not want or have the time to search for their music choices. We intend to make our customers aware of the possible risk to them of violating intellectual property or copyright laws when selecting and downloading music by advising them that they will need to review and accept agreements on each website they choose to download music from regarding these laws prior to downloading any music.

As we expand and funds allow, we plan to offer "music on demand" to the public in what we believe to be a new format. We plan to purchase music (individual songs or pieces) from a wide variety of sources on the Internet, download them to our server and then invite customers to purchase their preferences through a website we intend to develop with the proceeds of this offering. The chosen music can then be either burned on a CD or downloaded onto a personal, portable music device in the order chosen by the customer. At such will be subject to all the risks related to government regulation, content, copyright and intellectual property rights and are continuing to assess those risks. We have not yet completed our evaluation of the costs to expand our services to "music on demand" and may not be able to afford to comply with the legal requirements when we are financially able to do so.

We intend to develop a series of music kiosks to be placed in areas of high pedestrian traffic for retail distribution of music-on-demand. At these sites, the public will be able to choose specific music either for download onto their personal storage device or for burning onto a CD. This service is available at present for those who have a computer, are Internet savvy and are comfortable with online credit card transactions, but we believe that there is a significant portion of the population who are either not knowledgeable about how to do this or are not comfortable in using their credit cards for Internet purchases. We also believe that our presence in high traffic areas will lead to impulse buying and that the convenience of having the work done for them will attract members of the public to our service. In addition, we will offer pre-made music mixes and expand to other items as funds and demand allow. We intend to use the net proceeds from this offering to develop our business operations.

We do not intend to change our business activities or combine with or acquire any other company now or in the foreseeable future. Following the completion of this offering, if we are unable to complete our business plans and become profitable, we may decide that we cannot continue with our business operations as outlined in our original business plan because of a lack of financial resources and may be forced to seek other potential business opportunities that might be available; however, we have no plans or intentions to do so at this time or at any time in the future.

Background of the Industry of Music Distribution
------------------------------------------------
Music has been a part of human history for hundreds, possibly thousands of years. Originally, of course, music was only distributed live, by one or more people, but the invention of the first primitive record player in 1877 began a significant change in human access to music. The dramatically increased access to technology and the inventions of the 20th century have allowed individuals to live almost entirely in their own musical world, if they so choose.

In addition, like all retail businesses, in our opinion, the retail music industry has been radically affected by the Internet and constant changes in consumer behavior. From the notorious and illegal music sharing of Napster in the late-1990s to the cultural and economic phenomenon of Apple's iTunes, we feel that the popularity of music is a proven mainstay. We have found, however, that what has changed, is the distribution and delivery method of music to Internet-based models.

While there are many successful online retailers in the music industry, we feel they appeal to a very limited and specific audience - generally, those who are young, technology and media savvy, with Internet access.
In our opinion, there are gaps for a large portion of the population who do not fit that profile, which will be our primary target audience.

Our basic research has shown that many people among our friends and acquaintances find it difficult and frustrating to buy CDs online. In our opinion, this older than 30 age group is still not comfortable downloading music from the Internet, unsure of what is legal and what is illegal. Based on our research, we found they don't necessarily like what is trendy, although they do enjoy collecting music, and they may not be as computer literate as others, or may just suffer from gadget fatigue and consider it a poor use of time. This will be our target market group.

Proposed Operations and Sources of Revenue
------------------------------------------
Typhoon Tunes Inc. plans to be a retail-based reseller and distributor of music. We will enter the market by establishing ourselves as the first retailer to provide music exactly as demanded by the customer on a song-by-song basis. We will establish a presence in malls and high traffic retail locations in the form of kiosks where we will make music available to people.

Initially, we intend to direct our customers to online music suppliers and be, in essence, a gateway or portal to third-party music content websites. As a result, the type and amount of music available to our customers will be virtually unlimited or limited only by the number of suppliers we use. Our management intends to closely monitor trade publications, like "Billboard" magazine, and other media to stay abreast of emerging trends in the music industry.

There will no costs associated with directing our customers to music supplier websites and no written agreements will be required. Once we are operational and directing significant traffic to specific music suppliers, we intend to approach them to request discounts for our customers and/or payment for "top positions", as well as pay per click fees (PPC's).

We anticipate that the majority of our revenues will be generated from usage fees charged to our customers for using our computers and software to download music directly to their portable music device, such as an iPod, MP3 player or personal computer, rather than from the compilation of CD's. Customers will be charged a per minute fee, with a minimum 10 minute usage charge. We intend to keep our usage charges as low as possible initially in order to build a loyal customer base. Our initial research has indicated an acceptable usage fee would be $2.50-$3.00 U.S. for the first 10 minutes and $.25 U.S. per minute after that.

Once we are operational and established, other potential sources of revenue will be from PPC's and advertising fees from web-based companies who place ads/links to their websites on our website. In addition, as resources and demand allow, we may also sell retail merchandise, including branded clothing, hardware such as MP3 players, CD cases and other related products.

For each customer's convenience, the process of purchasing music will be easy: customers will be able to download music to their digital music device or to a CD, which we will supply and do for them on a computer located in our kiosk, complete with a CD label that itemizes each song's title and related information, in minutes on-the-spot. Additionally, the kiosks will sell pre-made music mixes and, in the future when resources and demand allows, we intend to include other items for sale, possibly such as digital music players. The customer will pay for our usage charges and services, as well as for the music they choose to download using a credit card over the internet.

Because we will not initially be selling music, but rather, will be serving as a portal to the music download sites and simply assisting our customers with the compilation and download of the music they choose, we will not be subject to any intellectual property or copyright laws. The customer will be responsible for complying with and agreeing to any laws regarding intellectual property rights and copyright infringement from the website(s) they choose to download their music content from.
 Customers will be required to log into the music-on-demand websites, create their own account, accept any agreements regarding content download and use their own credit card. As we expand and funds allow, we plan to offer "music on demand" to the public in what we believe to be a new format. We plan to purchase music (individual songs or pieces) from a wide variety of sources on the Internet, download them to our server and then invite customers to purchase their preferences through a website we intend to develop with the proceeds of this offering. The chosen music can then be either burned on a CD or downloaded onto a personal, portable music device in the order chosen by the customer. At such will be subject to all the risks related to government regulation, content, copyright and intellectual property rights and are continuing to assess those risks. We have not yet completed our evaluation of the costs to expand our services to "music on demand" and may not be able to afford to comply with the legal requirements when we are financially able to do so.

We intend to place our kiosks in malls and other public locations with high pedestrian traffic and decorate them with bright, attractive graphics featuring both popular and classic titles to both draw attention to our offerings and to assist in customer decision-making.

In a world of bulk offerings, we hope to attract customers by offering them music that has been completely customized, by them and to their own specifications, from their choice of song to their choice of listening device, quickly and conveniently. We are hopeful that, by offering our customers the choice to easily customize their own music using our kiosks, we will become the solution for consumers looking for a convenient way to get the music they want, when they want it.

Physically, the dimensions of the kiosks are currently planned at approximately 7' x 12' in order to conform to retail space limitations, while allowing convenient sizing opportunities for other venues such as trade show, fairs and other such special events. The counter space of the kiosks will feature promotional displays that highlight popular and top-selling songs from a number of musical genres to help with the customers' buying decisions and aid in impulse purchases. Another feature of the Typhoon Tunes kiosks will be terminals where customers can sample music clips and conduct searches for songs they may wish to purchase.

Key factors in our marketing will include customer convenience, individual choice, speed of service and security. It is our intention to ensure that the level of customer service will be as personalized as the musical tastes of our customers. We expect that some customers will wish to make all of the choices by themselves and others will want help through the whole process of choosing their music. We will try to offer each customer the individual service they are looking for. Staffed by knowledgeable music consultants, we wish to ensure customers will be provided individual service to make their buying experience a pleasant one.

Once we have established a number of mall locations, we will seek to pursue additional retail partnerships, where Typhoon Tunes kiosks would be available on a sublease basis within a larger store or high traffic environment. By choosing partners on a strategic basis, Typhoon Tunes and the retail partner would be able to offer additional products and potentially increase sales in a complementary customer base. These partnerships could include national electronic chains, mobile telecom outlets, coffee shops (e.g., Starbucks' Hear Music), bookstores and other similar retailers. As we progress, we will examine other point-of-purchase locations, including a proposed website at www.typhoonmusic.net, which has not yet been developed.

Competition
-----------
Presently, Typhoon Tunes faces no direct competition but rather, significant indirect competition. In the music retailing space, there are many players and potentially any of them could be competitors. Some of those are listed below:

Traditional retailers:

* HMV
* Barnes & Noble
* Borders
* Tower Records
* Wal-Mart Future Shop/Best Buy
* Chapters/Indigo
* A&B Sound

On-line retailers:

* iTunes
* Puretracks
* My Music Inc.
* Wal-Mart
* Amazon
* Lycos Music
* MP3.com

To date, none of these retailers has identified the niche opportunity offered by Typhoon Tunes - customized music-on-demand. While various electronic stores may burn CDs upon request, these outlets are not adequately set up for high demand.

The other major competitive factor to our business will be the individuals who borrow CDs and burn their own music or burn for others, or who download music based on illegal peer-to-peer systems. While this may represent somewhat of a threat, because of its illegal nature, there are many people in our target market who are not willing to engage in this practice.

Market Analysis
---------------
Music has always been part of popular culture and to a large degree, it defines the times in which we live. From iconic songs that can be attributed to generational movements such as the 1960s, to wedding songs, to our own favorite songs, music plays a large part in the personal lives of many people.

We feel that today's consumer has become a sophisticated and individualistic shopper. From personal ring tones on their telephones to personalized lattes to personal computers to video-on-demand, the age of customization is definitely upon us. In the case of music, consumers can opt to download music themselves from the Internet, but if time and technical know-how are commodities they lack, or they have security fears regarding use of online purchasing via credit card, then Typhoon Tunes will
offer an attractive alternative.   In our opinion, this has provided an
opportunity for us to set up a low-fixed cost business model, while offering a high value proposition for all types of people who are looking for a convenient, service-oriented, customized music solution.

Sale and Distribution Methods
------------------------------
Marketing and sales will play important functions in creating awareness and inducing trial of Typhoon Tunes' products and services. The opening of each kiosk will be accompanied by a launch campaign. Specific marketing programs will include:

Multimedia launch campaign - We intend to make the opening of each Typhoon Tunes location an exciting occasion. Making use of advertising, public relations, radio/radio remotes and other promotional programs, our goal will be to introduce Typhoon Tunes quickly and effectively to each location's market base. To help encourage potential business to give us a try, two free songs will be offered to new customers.

Advertising - An advertising maintenance campaign will be executed on an ongoing basis to keep the "Typhoon Tunes" brand name in the minds of customers and to introduce new musical offerings that have been added to our library. We will also advertising to help promote our pre-mixed music CDs and other merchandise offerings.

Cross-promotions with partners/media partners - Many companies today offer music downloads as rewards in their promotional campaigns. With this in mind, Typhoon Tunes will seek out marketing and promotional partners to increase sales while leveraging the Typhoon Tunes brand to the wider audience offered by these promotional partner programs.

Database marketing - Each customer will be added to our database, including email address. This database will serve as a significant marketing tool and, with the customer's permission, in communicating news regarding Typhoon Tunes and its recent promotions, song additions and sales programs. This database can also be customized such that customers will only be emailed information relating to their specific musical tastes. Emails will always provide directional links to Typhoon Tunes' website.

Website - In addition to serving as a marketing-communications tool, www.typhoontunes.com will also serve as a fully functioning online retail site. Once developed and published, we intend to make the entire library of Typhoon Tunes available from our website, which has not yet been developed, for individual download, to be burned to a CD for pick-up at the nearest Typhoon Tunes kiosk or shipped to the customer's address.
We believe the e-commerce capabilities of the website will increase revenue opportunities by allowing 24-hour shopping to complement our physical retail locations.

Loyalty program - To encourage repeat purchases, customers will be encouraged to join a loyalty program to receive incentives for increased purchases. For example, customers may be given one free song for every nine songs purchased, or some variation thereof, which has not yet been developed. We feel this program will serve as a type of reward for customer purchases, help instill goodwill on the part of Typhoon Tunes and, hopefully, encourage increased purchases.

While the above programs represent the beginning of an integrated marketing strategy, we will also seek to embark upon a product strategy to help differentiate our offering from other music providers. To do this, we will work to develop relationships with independent music labels to be able to offer music from emerging and local artists, as well as the well-known and established artists.

Further, we intend to develop our own repertoire of premixed themed CDs (e.g., sixties and seventies music, "Today's Top Tunes in New York Clubs", "Aerobics to Music", etc.) that will have appeal to specific segments of the market. Finally, as resources and demand allow, we may also sell retail merchandise including branded clothing, hardware such as MP3 players, CD cases and other related products.

In order to accomplish these proposed marketing and advertising programs, we will need to be able to secure sufficient funds either from completion of this offering, from revenues or through bank loans or other funding, none of which is guaranteed, as we are still in the development stage.

Suppliers and Raw Materials
---------------------------
All of the music available to our customers will be offered for download and purchase from third party suppliers, with the assistance of our kiosk attendant, on a song-by-song basis.

We plan to implement the following three phases in steps, as funds allow:

Outsourced Branded Solution (Phase 1) - We intend to use this method first, as we feel it will be the quickest and most cost effective way to implement our plans and begin offering our music to the public. Typhoon Tunes will act as a portal to direct customers to established outsourced music distributors, generating revenue by charging usage fees. This solution can be done on a modest budget and will allow us to both build an online presence and get an operational kiosk to market for immediate customer feedback. We have not yet contacted any potential suppliers, but rather, are compiling lists of contacts so that upon completion of this offering and receipt of funds, we can begin negotiations.

Assuming we are successful in implementing our initial Phase 1 business plan sufficient to generate revenues, we will endeavor to expand our operations to include Phases 2 and 3 below, if and when funds are available either through revenues or from outside funding, such as bank loans or additional sales of our securities. We have made no arrangements for any such financing or sales of our securities and do not intend to unless and until our initial Phase 1 business plan is successful, which is purely speculative at this juncture. At such time as we expand into Phases 2 and 3, we would also be responsible for complying with all intellectual property laws regarding the collection and purchase of musical content. In that regard, we will have to do extensive legal investigation as to the intellectual property laws applicable to our proposed expansion phases prior to pursuing them.

Partial In-House Solution (Phase 2) - this next step solution would integrate an in-house system that monitors and manages Typhoon Music and integrates the Typhoon Music Kiosks and integrates with Phase 1 - the outsourced distributor. This step will be required to maintain Typhoon Tunes music inventory, branding and to establish a successful long-term marketing plan.

Phase 3 - In-House Solution - An in-house solution for building, collecting and distributing music would ultimately be the best solution, although it would be very costly (minimum $300,000) and is not in the predictable future. This solution would, however, provide freedom from contractual obligations and no limit to the library that Typhoon Tunes builds.

We intend to begin our marketing and distribution plans with Phase 1 above to ensure that our product gets to market quickly in an attempt to generate income as quickly as possible. Phases 2 and 3 will only be implemented as and when income is sufficient to allow us to do so.

Equipment
---------
Each kiosk will require an up-to-date computer, cash register and other cash processing equipment for debit and credit cards. We will also require specific software for ensuring fast and easy downloads through our distributors. The software will be purchased direct from the distributor. In the long term, if we are able to implement Phase 3 of our program, we may choose to develop our own in-house software, however, as mentioned above, we will not be able to do this until we are generating revenues and funds are available for expansion.

All equipment is readily available and no special orders or waiting period will be required to purchase the equipment.

Patents and Trademarks
----------------------
We do not currently have any patent or trademark protection for our brand name. If we determine it is feasible to file for such trademark protection, we may do so but at present we have no plans in this regard. Even if we do try to copyright our branding, graphics or logo, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks, concepts or appearance. Should this happen, we may have to enter into litigation to prevent the use of our property and, at least at present, we do not feel we have the resources to do so and would probably avoid any such litigation.

Government and Industry Regulation
----------------------------------
Regulation of Internet - Websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

* user privacy
* freedom of expression
* pricing
* content and quality of products and services
* taxation
* advertising
* intellectual property rights
* information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Initially, our customers will be responsible for agreeing to copyright infringement laws when downloading their music content from our third-party suppliers; however, once we expand our business and begin downloading music ourselves for resale to the public, we intend to abide by all copyright laws to ensure that any copyrighted information that is provided on our website or included in any or our music offerings has received approval from the source of the copyright information. When using the information provided or refurbished from other sources and to protect us from any potential intellectual property claims, we will endeavor to obtain all necessary consents prior to the use of the sources and will reference the sources on our website to give full credit where it is due.

 At such time as we expand our business operations to include providing music on demand, we will be subject to all of the rules, regulations and laws relating to the download of copyrighted materials and intellectual property. We have not yet done any legal investigation of the copyright or intellectual property laws that will apply to our proposed plan of operation and may not have sufficient funds to do so, if and when we have funds available for our proposed expansion into the music-on-demand market.


Employees and Employment Agreements
-----------------------------------
We currently have no employees other than James Shepard, our sole officer and director, who devotes approximately 20 hours per week to our business and who will not be compensated for his time until and if we become profitable. If we are successful in this offering, we intend to contract the services of a web designer and programmer, a builder (for the kiosks), and eventually, customer service reps to work in the kiosks. We do not currently have any agreements, verbal or written, with Mr. Shepard or any other proposed employee or independent contractor. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future.
There are presently no employee contracts, agreements or personal benefits available to anyone associated directly or indirectly with the company.


        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
        =========================================================
We are a start-up company and have not yet generated or realized any revenues from our business operations. Furthermore, as we are still in the development stage and expect to operate at a loss for most or all of the first year of our operations as we develop and our business.

This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in the forward-looking statements as a result of various factors, including those discussed in "Risk Factors" section of this prospectus on page 10.

The following table provides selected financial data about our Company for the period from August 30, 2005, the date of incorporation, through
 February 28, 2006 and should be read in conjunction with the financial statements included in this prospectus for the period August 30, 2005 through December 30, 2005 (audited) and for the two-month period ended February 28, 2006 (unaudited).

                 Balance Sheet Data:        2/28/06
                 -----------------------------------
                 Cash in bank               $ 1,456
                 Total assets               $ 1,606
                 Total liabilities          $ 2,982
                 Stockholders' equity      ($ 1,376)


 We have incurred total expenses of $6,955 since inception, all of which consisted of legal, accounting and consulting fees to unrelated third parties in connection with the preparation and filing of a registration statement on Form SB-2 with the U.S. Securities and Exchange Commission, of which this Prospectus is a part.

Our estimated expenses for the next twelve months of operations are as outlined below:

Graphic Design/web developer                    $  9,500
Legal, accounting, auditing etc.                $ 25,500
Construction (kiosk)                            $ 10,000
Space rental for kiosk                          $ 71,500
Equipment                                       $ 27,500
Advertising and Marketing                       $ 47,000
Inventory (1)                                   $  7,500
Salaries and Wages                              $ 33,000
Working Capital                                 $  8,500
                                                --------
Total Use of Proceeds                           $240,000

The estimated amount represents the full amount of the proceeds we expect to receive from the sale of Units in this offering, less offering expenses of approximately $10,000.

We are relying solely on the monies raised in this offering to pursue the development, setup and marketing of our products and there is no guarantee we will be successful in completing this offering or completing our proposed business plans. Other than the Units offered by this prospectus, no other source of capital has been identified or sought.

We have never had any discussions with any possible acquisition candidate, nor have we any intention of doing so.

We do not expect to purchase any real estate and do not own any to sell.

We do not expect to hire full time employees until our business operations are established and we have constructed and placed our first kiosk.

We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations. Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.

Proposed Milestones to Implement Business Operations
----------------------------------------------------
In order to become fully operational and profitable, we will need to achieve each of the milestones outlined below, all of which are dependent on our receipt of the proceeds from this offering, of which their can be no assurance.

Within 3 months of completion of this offering, we expect to:

1. Lease agreement in place with a mall or other high traffic location for our first kiosk.
2. Begin construction of first model of a kiosk to be used for test purposes and training.

3. Begin development of the website.
4. Approve logo and graphics that will be associated with our brand name.

   Budget for this quarter is estimated to be $19,500.

Within 6 months of the completion of this offering, we expect to:

1. Complete the model kiosk and have it operational.
2. Have all graphics and promotional material completed.
3. Develop and begin to initiate advertising and PR plan.
4. Begin hiring and training an employee to staff the kiosk.
5. Purchase initial foundation for music library
6. Complete the website design.
7. Complete details to handle debit and credit card transactions.

   Budget for this quarter is estimated to be $64,500.

Within 9 months of completion of this offering, we expect to:

1. Have the first TyTunes kiosk operational on location
2. Continue to research and develop software and expand online suppliers
3. Launch full advertising/marketing program
4. Scout out additional locations for subsequent kiosk locations
5. Have the website operational

   Budget for this quarter is estimated to be $91,500.

Within 12 months we expect to:

1. Have a successful location generating sales and revenues
2. Develop a loyalty program for our customers
3. Have several additional locations researched for suitability
4. Publish our website and commence web-based sales
5. Determine three more sites for expansion

   Budget for this quarter is estimated to be $64,500.

Critical Accounting Policies
---------------------------
We have identified below certain accounting policies which we apply in the preparation of our financial statements. We believe that the policies discussed below are those most critical to our business operations.

As we are a startup company, with minimal assets, no revenues and little operating history, we do not currently have an audit committee on our Board of Directors. Our bookkeeping will be done by Management and audited by our independent auditors, DeJoya Griffith & Company, LLC of Henderson, Nevada.

From his past work experience, the Director/President/Treasurer has an understanding of generally accepted accounting principles and financial statements as he has owned his own private company and worked with the finances for over 13 years. He has also supervised others who have had budget responsibilities within their areas. In cooperation with our outside experts, we feel we will have a good ability to assess the accounting required for estimates, accruals and reserves. The Director/President/ Treasurer has a good ability to prepare, analyze and evaluate financial statements to the degree that can reasonably expect to be encountered in the first year of this development stage business.

Property and Equipment: At this point we have no property and no equipment needs. We do not anticipate that improvements or updates will be needed this first year of operations and we do not expect to purchase equipment during the next twelve months. In the future, depreciation will be determined using the straight-line method over the estimated lives of the assets but since nothing was purchased by us, no depreciation will be relevant this year.

Income Taxes: We have adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109), which will require the use of an asset and liability approach for financial accounting and reporting of income taxes.

If it is more likely than not that some portion of or all of a deferred tax asset will not be realized, a valuation allowance will be recognized.
As we have not yet generated any revenues or operated at a profit, no tax benefit has been reflected in the statement of operations in the consolidated financial statements included as a part of this prospectus.

 Revenue recognition: We have generated no revenues to date. Revenues will be recognized in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements". We will recognize revenues when all of the following criteria are met: 1) there is persuasive evidence that an arrangement exists, 2) delivery of goods has occurred, 3) the sales price is fixed or determinable, and 4) collectibility is reasonably assured.

We will use the guidance provided by the Financial Accounting Standards Board's Emerging Issues Task Force Item 99-19 ("EITF 99-19) in determining whether to report revenues on either a gross or net basis.

Revenues will be reported on a gross basis when the majority of the following indicators exist: 1) We are the primary obligor in the arrangement, 2) we have general inventory risk, 3) latitude in establishing price rests with us,
4) we change our products or perform part of the services we offer, 5) we have discretion in supplier selection, 6) product or service specifications are determined in part by us, 7) physical loss inventory risk exists, and
8) we have a credit risk.We will report revenues on a gross basis when we act as the principal and the preceding indicators exist.

Revenues will be reported on a net basis when the majority of the following indicators exist: 1) the supplier is the primary obligor in the arrangement,
2) the amount we earn is fixed, and 3) the supplier has credit risk. We will report revenues on a net basis when it provides services, including assisting buyers and sellers in preparing and coordinating the purchase and delivery of our products/services, generating commission revenues from facilitating the process.

                       DESCRIPTION OF PROPERTY
                       =======================
We do not currently own any property. We will conduct our initial business operations from the home of our President, James Shepard, using his office and equipment, on a rent-free basis until we set up our first kiosk, after which most of our business operations will be handled from that location.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
            ==============================================
We operate our business from the home of our President, James Shepard, and currently use his home computer equipment, telephone and fax machine on a rent-free basis. We do not have any format or written agreements with Mr. Shepard.

On October 31, 2005, we issued 9,000,000 shares of our restricted common stock to James Shepard, our President, CEO, Secretary, Treasurer, Chief Financial Officer and sole director, as founders' shares, in exchange for $9,000, or $.001 per share.

 Mr. Shepard has advanced $500 to us for start-up working capital, which is non-interest bearing, unsecured and payable on demand.

We do not currently have any other related party transactions and have not yet formulated a policy for the resolution of any related transaction conflicts, should they arise.


        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
        ========================================================
There is currently no established public trading market for our common stock. Following completion of this offering, we plan to seek to engage the services of a market maker to apply for listing of our common stock on the Over-the-Counter Bulletin Board on our behalf. As we cannot predict when these registrations will be completed or if they will be accepted, we cannot predict if, or even when, active trading will commence. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Rules
-----------------
The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-     the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M
------------
Our sole officer and director, who will offer and sell the Units in this offering, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers, directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress.

A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the Units in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports
-------
We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent
--------------------
The stock transfer agent for our securities is Signature Stock Transfer, 2301 Ohio Drive-Suite 100, Plano, Texas 75093, USA. Telephone 972-612-4120. Fax 972-612-4122.

                       EXPERTS AND LEGAL COUNSEL
                       =========================
Our financial statements for the period from August 30, 2005(inception) to December 31, 2005, included in this prospectus have been audited by DeJoya Griffith & Company LLC, of 2425 W. Horizon Ridge Parkway,
Henderson NV 89052, USA.

The Law Office of Michael Kessler, of 3436 American River Drive,
Suite 11, Sacramento California, 95864 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                         AVAILABLE  INFORMATION
                         ======================
We have filed this Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public
Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.


                           FINANCIAL  STATEMENTS
                           =====================
Our fiscal year end is May 31. We intend to provide audited financial statements to our stockholders on an annual basis, as reported on by an Independent Registered Public Accounting firm, in our annual reports. Our audited financial statements for the period from August 30, 2005 (inception) to December 31, 2005 and for the two-month period ended February 28, 2006, immediately follow.

                         TYPHOON TUNES, INC.

                    (A DEVELOPMENT STAGE COMPANY)

                    AUDITED FINANCIAL STATEMENTS

             FOR THE FOUR MONTHS ENDED DECEMBER 31, 2005









CONTENTS


INDEPENDENT AUDITORS' REPORT


FINANCIAL STATEMENTS:

	Balance sheet                                         1

	Statement of operations and accumulated deficit       2

	Statement of changes in stockholders' deficit         3

	Statement of cash flows                               4


NOTES TO FINANCIAL STATEMENTS:	                         5 - 11

                    DeJoya Griffith & Company, LLC
              Certified Public Accountants & Consultants
                    2425 W. Horizon Ridge Parkway
                      Henderson, Nevada 89052
-----------------------------------------------------------------------------
To the Board of Directors and Stockholders
Typhoon Tunes, Inc.
(A Development Stage Company)
Vancouver, BC

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Typhoon Tunes, Inc. (A Development Stage Company) as of December 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (August 30, 2005) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for the period from inception on August 30, 2005 to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
February 13, 2006
Las Vegas, Nevada

       <CAPTION

                         TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEET

                                                    (Audited)
                                                    12/31/2005
                                                    ----------
ASSETS:
------
Current assets:
--------------
Cash                                                $   8,677
Prepaid expense                                           250
                                                    ---------
Total current assets                                    8,927
                                                    ---------
TOTAL ASSETS                                        $   8,927
                                                    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES:
-----------
Current liabilities
-------------------
Accrued liabilities                                 $   6,382
Due to related party                                      500
                                                    ---------
Total current liabilities                               6,882
                                                    ---------
TOTAL LIABILITIES                                       6,882

STOCKHOLDERS' EQUITY
--------------------
Common stock, $.001 par value,
75,000,000 Class A shares authorized
9,000 shares issued and outstanding at
December 31, 2005                                       9,000
Accumulated deficit during development stage           (6,955)
                                                    ---------
Total stockholders' equity                              2,045
                                                    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $   8,927
                                                    =========


The accompanying report of independent registered public accounting firm and notes to financial statements should be read in conjunction with this balance sheet.


                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
          STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT


                                                  Four Months Ended
                                                      12/31/2005
                                                  -----------------
REVENUE:                                            $         -
-------

EXPENSES:
--------
General and administrative expenses                      (6,955)
                                                    -----------
Total expenses                                           (6,955)
                                                    -----------
Income (loss) from operations                            (6,955)

OTHER INCOME (EXPENSE):
----------------------
Other income (expense)                                        -
                                                    -----------
Total other income (expense)                                  -
                                                    -----------
Net income (loss)                                        (6,955)

ACCUMULATED DEFICIT, beginning of period                      -
                                                    -----------
ACCUMULATED DEFICIT, end of period                  $    (6,955)
                                                    ===========
Weighted average number of
common shares outstanding                                 9,000
                                                    ===========
Net income (loss) per share                         $     (0.77)
                                                    ===========




The accompanying report of independent registered public accounting firm and notes to financial statements should be read in conjunction with this statement of operations and accumulated deficit.


                         TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



               $                                  Deficit from          Total
                       Common Stock    Add'l Paid   Development Stockholders'
                      Shares    Value  In Capital        Stage        Equity
                   ------------------  ---------- ------------  -------------
Balance
-------
August 30, 2005            -    $     -    $     -      $      -     $     -

Issuance of
Common Stock
------------
October 31, 2005    9,000,000      9,000          -             -      9,000

Net income (loss)
----------------
December 31, 2005           -          -          -        (6,955)    (6,955)
                    ---------    -------    -------      --------   ---------
Balance
-------

December 31, 2005   9,000,000    $ 9,000    $     -      $ (6,955)  $  2,045
                    =========    =======    =======      ========  =========
















The accompanying report of independent registered public accounting firm and notes to financial statements should be read in conjunction with this statement of changes in stockholders' equity.



                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF CASH FLOWS

                                            Four months ended
                                               12/31/2005
                                            -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
------------------------------------
Net loss                                      $     (6,955)
Adjustments to reconcile net income/(loss)
to net cash used in operations:
  Non-cash development and professional
  services
  (Increase) decrease in:
     Prepaid expenses                                 (250)
   Increase (decrease) in:
     Accrued liabilities                             6,382
                                              ------------
Net cash used in operating activities                 (823)
                                              ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
Sale of common stock                                 9,000
Due to shareholder                                     500
                                              ------------
Net cash provided by financing activities            9,500
                                              ------------
NET INCREASE (DECREASE) IN CASH                      8,677

CASH, beginning of period                                -
                                              ------------
CASH, end of period                           $      8,677
                                              ============
SUPPLEMENTARY INFORMATION:
-------------------------
Cash paid for interest                        $          -
                                              ============
Cash paid for taxes                           $          -
                                              ============


The accompanying report of independent registered public accounting firm and notes to financial statements should be read in conjunction with this statement of cash flows.

                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND PURPOSE
---------------------------------
Typhoon Tunes Inc. (the "Company" or "Typhoon Tunes") was incorporated on August 30, 2005 under the laws of the State of Nevada. The Company was formed to pursue our concept of making the worldwide inventory of online music available to customers in a friendly and accessible fashion through retail mall kiosks and other point-of-purchase locations, including on the web at typhoonmusic.net.

Typhoon Tunes plans to initially offer download assistance of music from third-party Internet music suppliers to the public in what it believes to be a new format, designed to target people who are not Internet or computer savvy and, thus, not able to download their music preferences on their own.

Once Typhoon Tunes is operational and as funds allow, the Company also intends to expand into a new genre, "music on demand" - downloading music requested by customers and composing CDs for them. By offering customized music, Typhoon Tunes feels it can be the solution for consumers looking for an easy and convenient way to get the music they want, when they want it. Additionally, if customers wish, they will have the option to purchase pre-made music mixes. For example, this could include "today's top ten
New York club hits" or "London's favorite hits of the year". At a later date, after our first year of operations, we will consider expanding our offerings to include digital music players and other merchandise.

A Development Stage Company - The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception, have been considered as part of the Company's development stage activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------
Definition of Fiscal Year
-------------------------
The Company's fiscal year end is May 31.

                         TYPHOON TUNES, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------
Cash and Cash Equivalents
-------------------------
Cash and cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

Risks and Uncertainties
-----------------------
The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions.

Earnings (Loss) Per Share Calculations
--------------------------------------
The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at December 31, 2005. The Company has incurred net losses and has no potentially dilutive common shares; therefore, basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

Stock Based Compensation
------------------------
The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion ("APB") No. 25 "Accounting for Stock Issued to Employees." Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

                         TYPHOON TUNES, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------
Stock Based Compensation, continued
-----------------------------------
Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB
Statement No. 123 and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25." This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS
No. 123, are required to be presented.

 Revenues and Expenses Recognition
-------------------------------------
Revenue recognition - The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104
("SAB 104"), "Revenue Recognition in Financial Statements". The Company recognizes revenue when all of the following criteria are met: 1) there is persuasive evidence that an arrangement exists, 2) delivery of goods has occurred, 3) the sales price is fixed or determinable, and 4) collectibility is reasonably assured. The Company uses guidance provided by the Financial Accounting Standards Board's Emerging Issues Task Force Item 99-19 ("EITF 99-19) in determining whether to report revenues on either a gross or net basis.

Revenues are reported on a gross basis when the majority of the following indicators exist: 1) the Company is the primary obligor in the arrangement,
2) the Company has general inventory risk, 3) latitude in establishing price rests with the Company, 4) the Company changes the product or performs part of the service, 5) the Company has discretion in supplier selection,
6) product or service specifications are determined in part by the Company,
7) physical loss inventory risk exists for the Company, and 8) the Company has credit risk. The Company reports revenues on a gross basis when it acts as principal and the preceding indicators exist.

Revenues are reported on a net basis when the majority of the following indicators exist: 1) the supplier is the primary obligor in the arrangement,
2) the amount the Company earns is fixed, and 3) the supplier has credit risk. The Company reports revenues on a net basis when it provides brokerage services, including assisting buyers and sellers in preparing and coordinating the purchase and delivery of products, generating commission revenues from facilitating the process.

                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------
Income Taxes
------------
Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Derivative Instruments
----------------------
The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

Recently Issued Accounting Pronouncements
-----------------------------------------
In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20, "Accounting Changes," and supersedes FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" an amendment of APB Opinion No. 28.
SFAS 154 requires retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------
Recently Issued Accounting Pronouncements, Continued
----------------------------------------------------
In December 2004, the FASB issued SFAS 153, "Exchanges of Non-Monetary Assets," an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging
Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans."

                         TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------
Recently Issued Accounting Pronouncements, Continued
----------------------------------------------------
SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

NOTE 3 - PREPAID EXPENSES
-------------------------
The company prepaid stock transfer agent maintenance fees for $50 per month. For the four months ended December 31, 2005, prepaid fees were $250.

NOTE 4 - RELATED PARTY TRANSACTIONS
-----------------------------------
On October 31, 2005, the Company issued 9,000,000 Class A common shares to a director of the Company for cash proceeds of $9,000.

During the period, the director advanced the Company $500 for working capital. The advance is non-interest bearing, unsecured and due on demand. The advance is included in the accompanying financial statements as "Due to related party".

There were no other related party transactions for the four months ended December 31, 2005.

                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 5 - STOCKHOLDERS' EQUITY
-----------------------------
On October 31, 2005, the Company issued 9,000,000 Class A common shares with a par value of $.001 for total cash proceeds of $9,000.

There were no common stock purchase options or warrants outstanding as of December 31, 2005.

NOTE 6 - CONTINGENCIES
----------------------
The Company may be subject to various lawsuits and claims arising out of the normal course of business. Management and the Company's legal counsel are of the opinion that the ultimate liability resulting from such matters will not have a material adverse impact on the Company's financial position.

NOTE 7 - GOING CONCERN
----------------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. For the four months ended December 31, 2005, the Company has a loss from operations and a deficit of $6,955. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                 TYPHOON TUNES, INC.

                             (A DEVELOPMENT STAGE COMPANY)

                             INTERIM FINANCIAL STATEMENTS

                              AS OF FEBRUARY 28, 2006

                             TYPHOON TUNES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEET






                                                        As of
                                                     2/28/2006
                                                    ----------
ASSETS:
------
Current assets:
--------------
Cash                                                $   1,456
Prepaid expense                                           150
                                                    ---------
Total current assets                                    1,606
                                                    ---------
TOTAL ASSETS                                        $   1,606
                                                    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES:
-----------
Current liabilities
-------------------
Accrued liabilities                                 $   2,482
Due to related party                                      500
                                                    ---------
Total current liabilities                               2,982
                                                    ---------
TOTAL LIABILITIES                                       2,982
                                                    ---------
STOCKHOLDERS' EQUITY
--------------------
Common stock, $.001 par value,
75,000,000 Class A shares authorized
9,000 shares issued and outstanding at
December 31, 2005                                       9,000
Accumulated deficit during development stage          (10,376)
                                                    ---------
Total stockholders' equity                             (1,376)
                                                    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $   1,606
                                                    =========


The notes to financial statements should be read in conjunction with this balance sheet.


                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
          STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                         Three Months   Six Months    Inception
                                             Ended         Ended       Through
                                            2/28/06       2/28/06      2/28/06
                                         ---------------------------------------
REVENUE:                                  $      -       $      -      $      -
-------

EXPENSES:
--------
General and administrative expenses         (3,471)       (10,376)      (10,376)
                                         ---------------------------------------
Total expenses                              (3,471)       (10,376)      (10,376)
                                         ---------------------------------------
Income (loss) from operations               (3,471)       (10,376)      (10,376)

OTHER INCOME (EXPENSE):
---------------------
Other income (expense)                           -              -             -
                                         ---------------------------------------
 Total other income (expense)                    -              -             -
                                         ---------------------------------------
Net income (loss)                           (3,471)       (10,376)      (10,376)

ACCUMULATED DEFICIT, beginning of period    (6,905)             -             -
                                         ---------------------------------------
ACCUMULATED DEFICIT, end of period       $ (10,376)      $(10,376)     $(10,376)
                                         =======================================
Weighted average number of
common shares outstanding                9,000,000       9,000,000
                                         =========================
Net income (loss) per share              $   (0.00)      $   (0.00)
                                         =========================




The notes to financial statements should be read in conjunction with this statement of operations and accumulated deficit.

                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF CASH FLOWS

                                               Six Months      Inception
                                                 Ended          through
                                               ----------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
------------------------------------
Net loss                                      $    (10,376)    $ (10,376)
Adjustments to reconcile net income/(loss)
to net cash used in operations:
  Non-cash development and professional
  services
  (Increase) decrease in:
     Prepaid expenses                                 (150)         (150)
   Increase (decrease) in:
     Accrued liabilities                             2,482         2,482
                                              ------------     ---------
Net cash used in operating activities               (8,044)       (8,044)
                                              ------------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
Sale of common stock                                 9,000         9,000
Due to shareholder                                     500           500
                                              ------------     ---------
Net cash provided by financing activities            9,500         9,500
                                              ------------     ---------
NET INCREASE (DECREASE) IN CASH                      1,456         1,456

CASH, beginning of period                                -             -
                                              ------------     ---------
CASH, end of period                           $      1,456     $   1,456
                                              ============     =========
SUPPLEMENTARY INFORMATION:
-------------------------
Cash paid for interest                        $          -     $       -
                                              ============     =========
Cash paid for taxes                           $          -     $       -
                                              ============     =========


Thenotes to financial statements should be read in conjunction with this statement of cash flows.

                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND PURPOSE
---------------------------------
Typhoon Tunes Inc. (the "Company" or "Typhoon Tunes") was incorporated on August 30, 2005 under the laws of the State of Nevada. The Company was formed to pursue our concept of making the worldwide inventory of online music available to customers in a friendly and accessible fashion through retail mall kiosks and other point-of-purchase locations, including on the web at typhoonmusic.net.

Typhoon Tunes plans to initially offer download assistance of music from third-party Internet music suppliers to the public in what it believes to be a new format, designed to target people who are not Internet or computer savvy and, thus, not able to download their music preferences on their own.

Once Typhoon Tunes is operational and as funds allow, the Company also intends to expand into a new genre, "music on demand" - downloading music requested by customers and composing CDs for them. By offering customized music, Typhoon Tunes feels it can be the solution for consumers looking for an easy and convenient way to get the music they want, when they want it. Additionally, if customers wish, they will have the option to purchase pre-made music mixes. For example, this could include "today's top ten New York club hits" or "London's favorite hits of the year". At a later date, after our first year of operations, we will consider expanding our offerings to include digital music players and other merchandise.

A Development Stage Company - The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception, have been considered as part of the Company's development stage activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------
Definition of Fiscal Year
-------------------------
The Company's fiscal year end is May 31.

                         TYPHOON TUNES, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------
Cash and Cash Equivalents
-------------------------
Cash and cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

Risks and Uncertainties
-----------------------
The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions.

Earnings (Loss) Per Share Calculations
--------------------------------------
The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at December 31, 2005. The Company has incurred net losses and has no potentially dilutive common shares; therefore, basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

Stock Based Compensation
------------------------
The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion ("APB") No. 25 "Accounting for Stock Issued to Employees." Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

                         TYPHOON TUNES, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------
Stock Based Compensation, continued
-----------------------------------
Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123 and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25." This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

Revenues and Expenses Recognition
---------------------------------
Revenue recognition - The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104
("SAB 104"), "Revenue Recognition in Financial Statements". The Company recognizes revenue when all of the following criteria are met: 1) there is persuasive evidence that an arrangement exists, 2) delivery of goods has occurred, 3) the sales price is fixed or determinable, and 4) collectibility is reasonably assured. The Company uses guidance provided by the Financial Accounting Standards Board's Emerging Issues Task Force Item 99-19 ("EITF 99-19) in determining whether to report revenues on either a gross or net basis.

Revenues are reported on a gross basis when the majority of the following indicators exist: 1) the Company is the primary obligor in the arrangement,
2) the Company has general inventory risk, 3) latitude in establishing price rests with the Company, 4) the Company changes the product or performs part of the service, 5) the Company has discretion in supplier selection,
6) product or service specifications are determined in part by the Company,
7) physical loss inventory risk exists for the Company, and 8) the Company has credit risk. The Company reports revenues on a gross basis when it acts as principal and the preceding indicators exist.

Revenues are reported on a net basis when the majority of the following indicators exist: 1) the supplier is the primary obligor in the arrangement,
2) the amount the Company earns is fixed, and 3) the supplier has credit risk. The Company reports revenues on a net basis when it provides brokerage services, including assisting buyers and sellers in preparing and coordinating the purchase and delivery of products, generating commission revenues from facilitating the process.

                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------
Derivative Instruments
----------------------
The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

Income Taxes
------------
Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Recently Issued Accounting Pronouncements
-----------------------------------------
In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets ("SFAS No. 156"), which amends FASB Statement No. 140 ("SFAS No. 140"). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. The adoption of SFAS156 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments ("SFAS
No.155"), which amends Statement of Financial Accounting Standards No.133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No.133") and Statement of Financial Accounting Standards No.140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS No.140"). SFAS No.155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. The adoption of SFAS155 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

   TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------
Recently Issued Accounting Pronouncements, Continued
----------------------------------------------------
In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20, "Accounting Changes," and supersedes FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements" an amendment of APB Opinion No. 28.
SFAS 154 requires retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, "Exchanges of Non-Monetary Assets," an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for
Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans."

                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------
Recently Issued Accounting Pronouncements, Continued
----------------------------------------------------
SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

NOTE 3 - PREPAID EXPENSES
-------------------------
The company prepaid stock transfer agent maintenance fees for $50 per month. As a February 28, 2006, prepaid fees were $150.

NOTE 4 - RELATED PARTY TRANSACTIONS
-----------------------------------
On October 31, 2005, the Company issued 9,000,000 Class A common shares to a director of the Company for cash proceeds of $9,000.

During the period, the director advanced the Company $500 for working capital. The advance is non-interest bearing, unsecured and due on demand. The advance is included in the accompanying financial statements as "Due to related party".

There were no other related party transactions as at February 28, 2006.

                        TYPHOON TUNES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS

NOTE 5 - STOCKHOLDERS' EQUITY
-----------------------------
On October 31, 2005, the Company issued 9,000,000 Class A common shares with a par value of $.001 for total cash proceeds of $9,000.

There were no common stock purchase options or warrants outstanding as of December 31, 2005.

By a prospectus filed February 21, 2006, the Company has announced that it will be offering for sale a total of 10,000,000 Units of common stock, on a "self-underwritten" basis, which means that the Company's officers and directors will attempt to sell the Units. The Units will be offered at a fixed price of $.25 per Unit for a period of 180 days from the date of the Prospectus. Each Unit consists of one share of common stock and one Common Stock Purchase Warrant. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of common stock at a price of $.10 per share for a period of two (2) years from the date of the offering. There is no required minimum number of Units to be purchased by any individual purchaser. This is an "all-or-nothing" offering, which means that the Company will have to sell all of the Units before it can use any of the proceeds. In the event that the Company does not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all funds raised will be returned promptly to subscribers, without deductions or interest. The Units will be offered on our behalf by James Shepard, the Company's sole officer and director, who will receive no commissions or proceeds.

There were no common stock purchase options or warrants outstanding as of February 28, 2006.

NOTE 6 - CONTINGENCIES
----------------------
The Company may be subject to various lawsuits and claims arising out of the normal course of business. Management and the Company's legal counsel are of the opinion that the ultimate liability resulting from such matters will not have a material adverse impact on the Company's financial position.

NOTE 7 - GOING CONCERN
----------------------
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at February 28, 2006, the Company has a loss from operations and a deficit of $10,376. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
           ------------------------------------------------

Item 24.   Indemnification of directors and officers.

Pursuant to certain provisions in our Articles of Incorporation and By-Laws we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

          SEC Filing Fees            $    134
          Legal Fees                 $  3,000
          Accounting/Auditing        $  4,000
          Transfer Agent Fees        $  1,500
          Printing of Prospectus     $    300
  	  Misc./Contingency          $  1,066
                                     --------
TOTAL                                $ 10,000


Item 26.   Recent sales of unregistered securities.

Following is the issuance of securities without registration since inception. No issuance involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend and no commissions were paid in connection with the issuance of these securities.

On November 30, 2005, 9,000,000 shares were issued to James Shepard, our founder, President, Secretary, Treasurer, Chief Financial Officer and sole director, as founder's shares, in exchange for services rendered to date to registrant, which include: the original concept development and business plan, the original company incorporation, the business plan, basic office supplies, a home office and computer and basic office equipment usage, and for $9,000 in cash, representing 9,000,000 shares at $.001 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. The securities bear a restrictive legend and were issued to a non-US resident. No other shares have been issued.

Item 27.   Exhibits.

Exhibit Index:
-------------
 The following exhibits marked with an asterisk and required to be filed as part of this Registration Statement are excluded from this amended filing,and can be found in their entirety in our original Form SB-2 registrationstatement, filed on February 21, 2006, under our SEC File No. 333-131965:


       Number         Description
      ---------------------------------------------------------
        3.1   *       Articles of Incorporation
	3.2   *       Bylaws
        5             Opinion re: Legality
       23.1           Consent of Independent Auditors
       23.2           Consent of Counsel (Included in Exhibit 5)
       99.1   *       Proposed Form of Subscription Agreement
       99.2   *       Proposed Form of Warrant Agreement

Item 28.   Undertakings

The undersigned registrant hereby undertakes:

a. Rule 415 Offering. The undersigned issuer hereby undertakes to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i.	Any preliminary prospectus or prospectus of the
            undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

    iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

b. Request for acceleration of effective date. If the small business issuer requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, it will include the following:

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c. If the small business issuer is subject to Rule 430C, it will include the following:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


                             SIGNATURES
                             ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Country of Canada.

May 1, 2006                    Typhoon Tunes Inc., Registrant

                                   /s/ James Shepard
                               ----------------------------------
                               By: James Shepard, President,
                                   CEO, Secretary, Treasurer, CFO,
                                   Principal Accounting Officer and
                                   Sole Director